Exhibit T3A50

CERTIFICATE OF INCORPORATION

公司註冊證書

                              ***

I hereby certify that

本人謹此證明

TOPWAY ASIA GROUP LIMITED

力威亞洲集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance

於本日根據《公司條例》（香港法例第32章）

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

在香港註冊成為有限公司。

Issued on     24 December 2010.

本證書於二Ｏ一Ｏ年十二月二十四日發出。

/s/ Ada L L Chung Registrar of Companies Hong Kong
香港公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

TOPWAY ASIA GROUP LIMITED

力威亞洲集團有限公司

Incorporated the 24th day of December, 2010.

HONG KONG

No. 1544560

[COPY]

CERTIFICATE OF INCORPORATION

I hereby certify that

TOPWAY ASIA GROUP LIMITED

力威亞洲集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and that this company is limited.

Issued on 24 December 2010.

(Sd.) Ms Ada L L CHUNG
Registrar of Companies
Hong Kong

Note:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

TOPWAY ASIA GROUP LIMITED

力威亞洲集團有限公司

First:- The name of the Company is “TOPWAY ASIA GROUP LIMITED 力威亞洲集團有限公司”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

I/We, the person(s), whose name(s), address(es) and description(s) is/are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and I/we agree to take the number of share(s) in the capital of the Company set opposite to my/our name(s): -

Name(s), Address(es) and Description(s) of Signatory/Signatories	Number of Share(s) taken by the Signatory/Signatories
For and on behalf of Company Kit Secretarial Services Limited (Sd.) YIP Shu Tai Authorised Signature(s) Company Kit Secretarial Services Limited 6/F Shun On Commercial Building 112-114 Des Voeux Road Central Hong Kong Corporation	1

Total Number of Share(s) Taken	1

Dated the 1st day of December, 2010.

WITNESS to the above signature(s):

(Sd.) IP Shu On
Merchant
6/F Shun On Commercial Building
112-114 Des Voeux Road Central
Hong Kong

2